Exhibit 99.1

Fiscal Year 2022 - Supplemental Financial Information by Quarter

Non - GAAP Financial Measures 2 © MasterBrand Cabinets To supplement the financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in this presentation, certain non - GAAP financial measures as defined under SEC rules have been included . It is our intent to provide non - GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP . Non - GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP . Our methods of determining these non - GAAP financial measures may differ from the methods used by other companies for these or similar non - GAAP financial measures . Accordingly, these non - GAAP financial measures may not be comparable to measures used by other companies . We use EBITDA, adjusted EBITDA, and adjusted EBITDA margin, which are all non - GAAP financial measures . EBITDA is defined as earnings before interest, taxes, depreciation and amortization . We evaluate the performance of our business based on income before income taxes, but also look to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations . For that reason, we believe EBITDA is a useful metric to investors in evaluating our operating results . Adjusted EBITDA is calculated by removing the impact of non - operational results and special items from EBITDA . Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales .

Forward Looking Statements 3 © MasterBrand Cabinets This presentation contains “forward - looking statements” regarding business strategies, future financial performance, and other matters . Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward - looking in nature and not historical facts . Where, in any forward - looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management . Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements . These factors include those listed under “Risk Factors” in our Form 10 - K and other filings with the Securities and Exchange Commission . The forward - looking statements included in this document are made as of the date of this presentation and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward - looking statements to reflect events, new information or circumstances occurring after the date of this presentation .

Background 4 © MasterBrand Cabinets The financial statements of MasterBrand, Inc . (NYSE : MBC, the "Company" or "MasterBrand") for the fiscal year ended December 25 , 2022 are presented on a consolidated basis as a standalone public company . Prior to our separation from Fortune Brands Innovations, Inc . ("Fortune Brands") on December 14 , 2022 , we existed and functioned as a reporting segment of the consolidated business of Fortune Brands . Certain information from prior to the separation on December 14 , 2022 was derived from Fortune Brands consolidated financial statements and accounting records and prepared on a carve - out basis . The carve - out basis financial statements represent the historical financial position, results of operations, and cash flows of MasterBrand as they were historically managed in accordance with GAAP and reflect significant assumptions and allocations . Our fiscal 2022 consolidated financial statements included expense allocations for certain corporate functions performed on our behalf by Fortune Brands . As a standalone public company, we expect that the costs we incur on a standalone basis for such expenses previously allocated to us by Fortune Brands and new costs relating to our public company reporting and compliance obligations to be less than the expense allocations from Fortune Brands within our historical financial statements . For that reason, we believe adjusted EBITDA and adjusted EBITDA margin by quarter for 2022 to be a useful metric to investors in evaluating our current year 2023 results against historical 2022 results .

Fiscal 2022 Reconciliation of Net Income to EBITDA to Adjusted EBITDA 5 © MasterBrand Cabinets

Tick Legend 6 © MasterBrand Cabinets 1 Prior to the separation from Fortune Brands in Q 4 2022 , our historical consolidated financial statements included expense allocations for certain corporate functions performed on our behalf by Fortune Brands, including information technology, finance, executive, human resources, supply chain, internal audit and legal services . As a standalone public company, we expect that the costs we incur on a standalone basis for such expenses previously allocated to us by Fortune Brands and new costs relating to our public company reporting and compliance obligations to be less than the expense allocations from Fortune Brands within our historical financial statements . The costs of MasterBrand we plan to incur are based on our expected organizational structure and expected cost structure as a standalone company . In order to determine the impact of the synergies and dissynergies, MasterBrand prepared a detailed assessment of personnel costs based on the estimated resources and associated costs required as a baseline to stand up MasterBrand as a standalone company . In addition to personnel costs, estimated nonpersonnel third party support costs in each function were considered, which included business support functions and corporate overhead charges previously shared with Fortune Brands . Estimated non personnel third party support costs were determined by estimating third party spend in each function, and include the costs associated with outside services supporting information technology, finance, executive, human resources, supply chain, internal audit and legal services . This process was used by all functions resulting in expected net cost savings when compared to the corporate allocations from Fortune Brands included in the historical financial statements . 2 Separation costs represent one - time costs incurred directly by MasterBrand related to the separation from Fortune Brands . 3 Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and include workforce reduction costs . 4 Restructuring - related items include charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP . Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation expense, write off of displays from exiting a customer relationship and the losses on the sale of closed facilities . 5 The quarter ended June 26 , 2022 , and the quarter ended and year ended December 25 , 2022 , includes $ 26 . 0 million, $ 20 . 4 million and $ 46 . 4 million, respectively, of pre - tax impairment charges related to impairments of indefinite lived trade names . 6 We exclude the impact of actuarial gains and losses related to our defined benefit pension plan and other postretirement benefit plans as they are not deemed indicative of future operations .